UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 24, 2020

HOME BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 339-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Information.

On March 24, 2020, Home BancShares, Inc. (the “Company”) issued a press release announcing that, due to the emerging public health impact of the COVID-19 pandemic, the Company has changed the time and location of its Annual Meeting to be held on Thursday, April 16, 2020. The Annual Meeting will now be held at 9:00 a.m. (CDT) on April 16, 2020 at the Company’s corporate offices located at 719 Harkrider Street, Conway, Arkansas. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Further information regarding the changes to the Annual Meeting and information for shareholders who plan to attend the meeting can be found in the proxy supplement and Notice of Change of Time and Location of Annual Meeting of Shareholders attached as Exhibit 99.2 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release: Home BancShares, Inc. Announces Changes to Annual Meeting of Shareholders to be Held on April 16, 2020

99.2	Notice of Change of Time and Location of Annual Meeting of Shareholders to be Held on April 16, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: March 24, 2020	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer